As filed with the Securities and Exchange Commission on May 14, 2013

File No. 33-48728

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1
to
Form S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-1848094
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250 West Lafayette, Indiana	47906
(Address of Principal Executive Offices)	(Zip Code)

Savings Plan Component of the Chromcraft Revington Employee Stock Ownership and Savings Plan
(Formerly the Chromcraft Revington Savings Plan)
(Full title of the plan)

James M. La Neve
Vice President and Chief Financial Officer
Chromcraft Revington, Inc.
1330 Win Hentschel Boulevard, Suite 250
West Lafayette, Indiana 47906
(Name and address of agent for service)
(765) 807-2640
(Telephone number, including area code, of agent of service)
With a copy to:
Michael J. Messaglia, Esq.
Krieg DeVault LLP
One Indiana Square, Suite 2800
Indianapolis, Indiana 46204
(317) 636-4341

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 33-48728, which originally registered 160,000 shares of common stock, $0.01 par value, of Chromcraft Revington, Inc. (the “Company”) for issuance pursuant to the Chromcraft Revington Savings Plan (now the Savings Plan Component of the Chromcraft Revington Employee Stock Ownership and Savings Plan) (the “Plan”).  In addition, the Registration Statement covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.  This Post-Effective Amendment No. 1 is being filed to deregister any and all shares of Company common stock and related Plan interests previously registered under the Registration Statement that remain unsold.

Item 8.	Exhibits.

The following is a complete list of Exhibits filed or incorporated by reference as part of this Post-Effective Amendment to the Registration Statement on Form S-8:

Number	Description

24.1	Power of Attorney of the Directors of the Registrant

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-48728) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, State of Indiana, on May 14, 2013.

Chromcraft Revington, Inc.
(Registrant)

By:	/s/ Ronald H. Butler
Ronald H. Butler
Chairman of the Board of Directors
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Ronald H. Butler	Date: May 14, 2013
Ronald H. Butler
Chairman of the Board of Directors
and Chief Executive Officer
(Principal Executive Officer)

/s/ James M. La Neve	Date: May 14, 2013
James M. La Neve
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Directors:	David L. Kolb, Larry P. Kunz, Theodore L. Mullett and John D. Swift

By:	/s/ James M. La Neve
Vice President and Chief Financial Officer,
	as Attorney-in-Fact*	Date: May 14, 2013

*	Pursuant to authority granted by a power of attorney, a copy of which is filed herewith as Exhibit 24.1.

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-48728) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, State of Indiana, on May 14, 2013.

Savings Plan Component of the Chromcraft Revington Employee Stock Ownership and Savings Plan
(Plan)

By:	/s/ Ronald H. Butler
Ronald H. Butler
Member, Benefit Plans Administrative Committee, Chromcraft Revington Employee Stock Ownership and Savings Plan

INDEX TO EXHIBITS

Number	Description

24.1	Power of Attorney of the Directors of the Registrant